Nasdaq: MPB Investor Presentation D.A. Davidson Mid-Atlantic Bank Tour Investor Conference November 19, 2019 Exhibit 99.1

Rory G. Ritrievi President & CEO Michael D. Peduzzi Sr. Executive President & Chief Financial Officer Justin T. Webb Sr. Executive President & Chief Operating Officer Nasdaq: MPB

This presentation and management’s related discussion on Mid Penn Bancorp, Inc. (“Mid Penn”) may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause actual results to differ materially from such forward-looking statements include, but are not limited to: changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, and collateral securing loans; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, the Securities and Exchange Commission, or other regulatory agencies; increasing price and product/service competition, including new competitors; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; the availability of financial resources in the amounts, at the times, and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; the impact of Mid Penn’s 2018 acquisitions of First Priority Financial Corp. and The Scottdale Bank and Trust Company, and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements. For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018. The statements made during this presentation are as of the date of this presentation, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation to update any such forward-looking statements at any time, except as required by law. Cautionary Notice Regarding Forward-Looking Statements Nasdaq: MPB

This presentation or related management discussion may contain financial information or measures determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is our book value. We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value. We believe earnings per share excluding the after-tax impact of merger-related expenses and any nonrecurring charges, including the year-end 2017 adjustment of the deferred tax asset, provides important supplemental information in evaluating Mid Penn’s operating results because these charges are not incurred as a result of ongoing operations. Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments. Non-GAAP information has limitations as an analytical tool, and should be viewed supplementary to, but not as a substitute for, financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP. Further, this non-GAAP information may not necessarily be comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the comparability of Mid Penn’s reported results. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are set forth in the Appendix. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP. Cautionary Notice Regarding Non-GAAP Measures Nasdaq: MPB

As of Sept. 30, 2019 (000s): Total Assets: $ 2,248,899 Total Loans: $ 1,717,549 Total Deposits: $ 1,890,093 The Company employs over 425 personnel and projects annualized revenues of over $77 million for 2019. Mid Penn Bancorp, Inc., headquartered in Millersburg, Pa., has been serving communities in Pennsylvania since 1868. Mid Penn Bank, the wholly-owned banking subsidiary of Mid Penn Bancorp, Inc., has 38 retail offices in the Pennsylvania counties of Berks, Bucks, Chester, Cumberland, Dauphin, Fayette, Lancaster, Luzerne, Montgomery, Northumberland, Schuylkill and Westmoreland. The Bank offers a comprehensive portfolio of commercial banking, retail banking, trust and wealth management products and services to meet the banking needs of the communities it serves. To learn more about Mid Penn Bank, visit www.midpennbank.com. Profile of Mid Penn Bancorp, Inc. Nasdaq: MPB

Executive Position Years at MPB Years in Industry Rory G. Ritrievi President & Chief Executive Officer 10 32 Michael D. Peduzzi, CPA Sr. EVP & Chief Financial Officer 4 20 Justin T. Webb Sr. EVP & Chief Operating Officer 6 13 Scott W. Micklewright Sr. EVP & Chief Revenue Officer 10 13 Joseph L. Paese, CFP EVP & Director of Trust & Wealth Management 4 35 Joan Dickinson EVP & Chief of Staff 6 33 Amy M. Barnett SVP & Senior Compliance Officer 9 20 Roberta A. Hoffman SVP & Director of Human Resources 43 43 John Paul Livingston SVP & Chief Technology Officer 9 16 James R. Ridd SVP & Chief Credit Officer 3 35 Paul F. Spiegel SVP & Senior Operations Manager 8 33 Margaret E. Steinour SVP & Chief Administrative Officer 7 14 Cindy L. Wetzel VP & Corporate Secretary 40 40 Averages: 12 27 Experienced Leadership Nasdaq: MPB

Executive Position Years at MPB Years in Industry Heather Hall Market President – Capital and Lancaster Regions 3 20 Joseph Butto Regional President – Berks Region 1 34 Mark Ketch Regional President – Northern Region 3 25 Tara Sheaffer Regional President – Upper Dauphin Region 8 15 Average 4 24 Experienced Leadership Nasdaq: MPB

Increasing Shareholder Value Tangible Book Value per Common Share is a Non-GAAP measure as it excludes goodwill and core deposit intangible. See the reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation Nasdaq: MPB (a)

Increasing Dividends Dividend payouts have increased consistently in recent years as follows: 2015: $0.44 for the year 2016: $0.58 for the year 2017: $0.62 for the year 2018: $0.70 for the year 2019: $0.79 for the year Nasdaq: MPB Dividends paid increased 13% in 2019 compared to 2018, and the increase in dividends paid in 2019 compared to the dividends paid in 2015 is 80%.

Past Five Calendar Years’ Return: $100 invested in Mid Penn Bancorp (symbol: MPB) stock as of Dec. 31, 2013 and held for five years through Dec. 31, 2018 returned over 84%. Strong Shareholder Returns Comparatively, stocks in the Russell 3000 Index averaged a lower 5-year return of 46% through Dec. 31, 2018 (Mid Penn was added to the Russell 2000 Index in June 2018). A peer group* of Mid-Atlantic commercial banks with assets between $1 billion and $2 billion averaged a lower 5-year return of 62% through Dec. 31. 2018. * The list of Mid-Atlantic commercial banking peers can be found on Exhibit 99.1 included with Mid Penn Bancorp, Inc.’s Form 10-K for the year ended December 31, 2018. Nasdaq: MPB YTD 2019 Return: As of November 15, 2019 (the most current market close at the time of update of this presentation), the closing price of a share of MPB common stock was $26.80 representing an increase of $3.88 over the closing price of $22.92 as of Dec. 31, 2018. Including $0.79 of cash dividends per share paid or declared through November 2019, the YTD 2019 total return on MPB common stock was $4.67 or over 20% annualized.

Earnings Results The amount shown reflects non-GAAP adjusted earnings for 2017, which excluded the after-tax impact of (i) $619,000 of merger-related expenses, and (ii) a one-time deferred tax asset charge of $1,169,000. Full Year 2017 GAAP net income was $8,857,000. See the reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. The amount shown reflects non-GAAP adjusted earnings for 2018, which excluded the after-tax impact of $4,790,000 of merger-related charges. Full-year 2018 GAAP net income was $10,494,000. See the reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. (b) (a) Nasdaq: MPB Net income for the nine months ended Sept. 30, 2019 was $13,293,000 compared to $5,909,000 for the same nine-month period in 2018 (2018 had nearly $5 million of merger expenses). The earnings trend for the past full 6 years is as follows:

Earnings Results 2017 adjusted EPS excludes the after-tax impact of both (i) $619,000 of merger-related expenses, and (ii) a one-time deferred tax asset charge of $1,169,000. Including these charges, 2017 GAAP earnings per share was $1.67. See the reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. (a) 2018 adjusted EPS excludes the impact of $4,790,000 of merger-related expenses. Including these charges, 2018 GAAP earnings per share was $1.48. See the reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. (b) Nasdaq: MPB Earnings per share (EPS) for the nine months ended Sept. 30, 2019 was $1.57, with the EPS for Q3 2019 being $0.57 (EPS for Q1 2019 was $0.48; EPS for Q2 2019 was $0.50).

* The CAGR or Compound Annual Growth Rate includes the impact of both organic growth and acquisitions. During 2018, Mid Penn successfully closed and integrated the acquisitions of The Scottdale Bank & Trust Co. (Jan. 2018) and First Priority Financial Corp. (July 2018). Franchise Growth CAGR * of 28% Nasdaq: MPB For the first nine months of 2019, total assets have grown $171 million to $2.249 billion, reflecting an 11% annualized growth rate. Growth for the previous 5 full years is as follows:

Loan growth for the first nine months of 2019 was $94 million or an 8% annualized growth rate. Total loans increased $715 million during 2018, with organic growth of $172 million or 18%. The additional increase ($543 million) reflects loans acquired from First Priority and Scottdale. Deposit growth was $164 million or an annualized growth rate of 13% for the first nine months of 2019. Total deposits increased $702 million during 2018, with organic growth of $105 million or 11%. The additional increase ($597 million) was deposits assumed from the First Priority and Scottdale acquisitions in 2018. Strong Loan & Deposit Growth Nasdaq: MPB

Net Interest Margin Despite the impact of Federal Reserve actions and the inversion of key segments of the yield curve for much of 2019, the Net Interest Margin for the first nine months of 2019 remained reasonably consistent with levels realized in both 2018 and 2017. The yield on loans for the first nine months of 2019 increased to 5.32% compared to 4.98% for the full year of 2018 and 4.73% for the full year of 2017. The cost of deposits was impacted by both Federal Reserve rate actions in the past two years, and by a highly competitive environment for deposit funding experienced through 2019. The cost of deposits was 1.40% for the first nine months of 2019, compared to 0.91% for the full year of 2018 and 0.65% for the full year of 2017. Nasdaq: MPB

Opportunities Commercial loan portfolio growth and development with a continued emphasis on asset quality and portfolio diversification, and benefiting from both sustained momentum in legacy markets, and new relationships in markets added through recent acquisitions. Maintaining a sound deposit funding base while expanding our mobile and e-banking products and capabilities to support the increasing demand from businesses and consumers for secure but effective electronic deposit account management services. Emphasize growth of our noninterest income sources, including continued expansion of our mortgage banking operation and trust and wealth management businesses, while identifying new opportunities for fee-based revenues. Making the necessary investments in our data processing and cybersecurity infrastructure, and our compliance management processes, to ensure we sustain a safe and sound foundation for current operations and future growth opportunities. Continuing to challenge our structure and operations to realize greater efficiencies particularly as we further integrate our recent acquisitions. Maintaining a primary focus on organic growth while remaining willing to explore sensible M&A opportunities. Nasdaq: MPB

Appendix: Reconciliation of GAAP to Non-GAAP Measures Nasdaq: MPB Tangible Book Value Per Share

Appendix: Reconciliation of GAAP to Non-GAAP Measures Nasdaq: MPB